As filed with the Securities and Exchange Commission on July 30, 2014

Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
__________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PARKERVISION, INC.
(Exact name of registrant as specified in its charter)

Florida	59-2971472
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

7915 BAYMEADOWS WAY, SUITE 400
JACKSONVILLE, FLORIDA 32256
(Address of Principal Executive Offices)

PARKERVISION, INC. 2011 LONG-TERM INCENTIVE EQUITY PLAN
(Full title of the plan)

Jeffrey Parker, Chairman of the Board
ParkerVision, Inc.
7915 Baymeadows Way, Suite 400
Jacksonville, Florida 32256
(904) 732-6100
(Name, address and telephone number, including area code, of agent for service)

with a copy to:

David Alan Miller, Esq.
Graubard Miller
The Chrysler Building
405 Lexington Avenue - 19th floor
New York, NY  10174-1901

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer [ ]	Accelerated filer [X]
Non-accelerated filer [ ]	Smaller reporting company [ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $.01 per share	6,723,250 shares(2)	$1.33(2)	$8,941,922.50	$1,151.72
Common Stock, par value $.01 per share	276,750 shares(3)	$1.38(3)	$381,915.00	$49.19
Total				$1,200.91

(1)
Pursuant to Rule 416, this registration statement also covers such additional securities that may be offered pursuant to the terms of the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated, as a result of one or more adjustments under the plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)
Shares of common stock newly reserved under the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated. Pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act of 1933, as amended, the proposed maximum offering price per share was calculated on the basis of the average of the high and low prices of our common stock as reported on the NASDAQ Capital Market on July 30, 2014.

(3)
Shares of common stock newly reserved under the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as amended and restated, that are subject to outstanding options. Pursuant to Rule 457(h) promulgated under the Securities Act of 1933, as amended, the proposed maximum offering price per share was calculated based on the price at which the options may be exercised.

___________

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.
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EXPLANATORY NOTE

This Registration Statement is filed by ParkerVision, Inc. (the “Company”) to register additional securities issuable pursuant to the Company’s 2011 Long-Term Incentive Equity Plan, as amended and restated, and consists of only those items required by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*
The information required by this Part I is omitted from this Registration Statement in accordance with rules and regulations under the Securities Act of 1933, as amended (“Securities Act of 1933”), and the Note to Part I of the Instructions to Form S-8. The documents containing the information specified in this Part I will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents that we have previously filed with the SEC are incorporated by reference in this registration statement:

•	Registration Statement on Form S-8, filed on November 18, 2011 (File No. 333-178064);

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (filed on March 17, 2014);

•	Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014 (filed on May 12, 2014);

•
Current Reports on Form 8-K dated February 4, 2014 (filed on February 5, 2014), February 6, 2014 (filed on February 12, 2014), May 1, 2014 (filed on May 1, 2014), June 17, 2014 (filed on June 19, 2014) and June 23, 2014 (filed on June 23, 2014);

•
Form 8-A declared effective on November 30, 1993, registering our common stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended, and Form 8-A effective on November 22, 2005, registering rights to purchase our Series E Preferred Stock, under Section 12(g) of the Securities Exchange Act of 1934, as amended; and

•	Registration Statement on Form S-8 relating to the ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan filed with the Commission on November 18, 2011 (File No. 333-178064).

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this registration statement and to be a part of this registration statement from the respective date of filing. Any statement contained in a document incorporated by reference in this registration statement will be modified or superseded for all purposes to the extent that a statement contained in this registration statement or in any other subsequently filed document which is incorporated by reference modifies or replaces the statement.

Item 5.	Interests of Named Experts and Counsel.

None.

Item 8.	Exhibits.

See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida on this 30th day of July, 2014.

PARKERVISION, INC.

By:	/s/ Jeffrey L. Parker
Jeffrey L. Parker, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey L. Parker and Cynthia L. Poehlman, and each of them, with full power to act without the other, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign this registration statement, any and all amendments thereto (including post-effective amendments), and any amendments thereto and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

By:	/s/ Jeffrey L. Parker	Chief Executive Officer and Chairman of the Board	July 30, 2014
	Jeffrey L. Parker	(Principal Executive Officer)

By:	/s/ Cynthia L. Poehlman	Chief Financial Officer and Secretary	July 30, 2014
	Cynthia L. Poehlman	(Principal Accounting Officer)

By:	/s/ David F. Sorrells	Chief Technical Officer and Director	July 30, 2014
David F. Sorrells

By:	/s/ William A. Hightower	Director	July 30, 2014
William A. Hightower

By:	/s/ John Metcalf	Director	July 30, 2014
John Metcalf

By:	/s/ Robert G. Sterne	Director	July 30, 2014
Robert G. Sterne

By:	/s/ Nam P. Suh	Director	July 30, 2014
Nam P. Suh

By:	/s/ Papken S. Der Torossian	Director	July 30, 2014
Papken S. Der Torossian

EXHIBIT INDEX

Exhibit No.	Description
4.1*	ParkerVision, Inc. 2011 Long-Term Incentive Equity Plan, as Amended and Restated.
5.1*	Opinion of Graubard Miller.
23.1*	Consent of PricewaterhouseCoopers LLP, independent registered certified public accountants for Registrant.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page hereto).
__________

*	Filed herewith.